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                                                                    EXHIBIT 23.4

                   INDEPENDENT AUDITORS' CONSENT -- KPMG LLP

The Board of Directors
Clarus Corporation:

We consent to the incorporation by reference in the registration statement on Form S-3 of Epicor Software Corporation ("Epicor") of our report dated February 14, 2003, with respect to the statements of assets acquired and liabilities assumed as of September 30, 2002 and December 31, 2001, of the eProcurement, Sourcing and Settlement product lines of Clarus Corporation acquired by Epicor, and the related statements of direct revenue and expenses of the eProcurement, Sourcing, and Settlement product lines of Clarus Corporation acquired by Epicor for the nine month period ended September 30, 2002 and the year ended December 31, 2001, which report appears in the Form 8-K/A of Epicor dated December 6, 2002, and filed with the Securities and Exchange Commission on February 20, 2003, and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP

Atlanta, Georgia
March 31, 2003